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Exhibit 99(a)(1)(vii)

        NEW YORK LIFE TRUST COMPANY

LETTER TO THE PARTICIPANTS
IN THE CONTINENTAL MATERIALS CORPORATION
EMPLOYEES PROFIT SHARING RETIREMENT PLAN

OFFER TO PURCHASE COMMON STOCK
OF
CONTINENTAL MATERIALS CORPORATION

APRIL 22, 2005

        To the Participants in the Continental Materials Corporation Employees Profit Sharing Retirement Plan (the "Plan"):

GENERAL

        Continental Materials Corporation, a Delaware corporation, (the "Company"), recently announced its modified "Dutch Auction" tender offer to purchase up to 400,000 shares of its common stock, $0.25 par value per share, at a price specified by its stockholders of not greater than $30.50 nor less than $27.50 per share, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 22, 2005 (the "Offer to Purchase") and related Letter of Transmittal (the "Letter of Transmittal"), which together as they may be amended or supplemented from time to time constitute the "Offer." This Offer is being extended to all of the Company's stockholders, including all participants in the Plan with respect to whom any of their Plan accounts are invested in the Continental Materials Corporation Stock Fund ("CMC Stock Fund").

        This letter describes some, but not all, of the general terms of the Offer and additional terms and conditions that are applicable only to participants in the Plan. This letter, along with the Offer to Purchase and the Letter of Transmittal, have been sent to you for your review because you are a participant in the Plan who has shares of the Company common stock in your Plan account. We urge you to read all of these documents carefully. Please note, however, that the Letter of Transmittal is for informational purposes only. Do not use the Letter of Transmittal to tender shares of the Company's stock held in your Plan account. You must use the enclosed Direction Form and follow the instructions set forth in this letter to tender shares held in your Plan account. For more information about the terms and conditions applicable to shares held in the Plan, please see the section entitled "Terms and Conditions for Tendering Shares Held in the Plan" below.

THE OFFER: PRICE AND PRORATION

        The Company will, upon the terms and subject to the conditions of the Offer, determine a single per share price, not in excess of $30.50 nor less than $27.50 per share, that it will pay for the shares validly tendered pursuant to the Offer and not properly withdrawn, taking into account the number of shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price out of all of the prices at which shares are tendered in the Offer within the purchase price range that will allow the Company to purchase the lesser of (1) all of the shares properly tendered and not properly withdrawn or (2) 400,000 shares. All stockholders whose shares are purchased by the Company will receive the same purchase price for each share purchased in the Offer. The Company reserves the right to purchase up to an additional number of shares, not to exceed 2% of its outstanding shares, subject to applicable legal requirements, without extending the Offer.

        AS A PARTICIPANT IN THE PLAN, YOU SHOULD BE AWARE THAT THE PLAN IS PROHIBITED FROM SELLING SHARES TO THE COMPANY FOR A PRICE THAT IS LESS THAN THE PREVAILING MARKET PRICE. ACCORDINGLY, IF YOU ELECT TO TENDER

SHARES HELD IN YOUR PLAN ACCOUNT AT A PRICE THAT IS LOWER THAN THE CLOSING SALE PRICE OF SHARES ON THE AMERICAN STOCK EXCHANGE ("AMEX") ON FRIDAY, MAY 20, 2005, THE EXPIRATION DATE OF THE OFFER (THE "EXPIRATION DATE"), THE TENDER PRICE YOU ELECT WILL BE DEEMED TO HAVE BEEN INCREASED TO THE CLOSEST TENDER PRICE THAT IS NOT LESS THAN THAT CLOSING PRICE. THIS MAY RESULT IN SUCH SHARES NOT BEING ELIGIBLE FOR PURCHASE. ADDITIONALLY, IF THE PREVAILING MARKET PRICE IS HIGHER THAN THE HIGHEST TENDER PRICE (i.e., $30.50), YOUR SHARES WILL NOT BE ELIGIBLE FOR PURCHASE.

        Upon the terms and subject to the conditions of the Offer, if more than 400,000 shares have been validly tendered and not properly withdrawn prior to the Expiration Date, at prices at or below the purchase price, the Company will purchase shares on the following basis:

          1.     first, subject to the conditional tender provisions described in Section 9 of the Offer to Purchase, all shares validly tendered at or below the purchase price and not withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary, with appropriate adjustments to avoid purchases of fractional shares; and

          2.     second, if necessary to permit the Company to purchase 400,000 shares, shares conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn prior to the Expiration Date, will, to the extent feasible, be selected for purchase by random lot in accordance with Section 9 of the Offer to Purchase. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares.

        If any stockholder tenders all of his or her shares and wishes to avoid proration or to limit the extent to which only a portion of such shares may be purchased because of the proration provisions, the stockholder may tender shares subject to the condition that a specified minimum percentage of shares or none of such shares be purchased. See Sections 1, 6 and 9 of the Offer to Purchase. All shares not purchased pursuant to the Offer, including shares tendered at prices greater than the purchase price and shares not purchased because of proration, or because they were conditionally tendered and not accepted for purchase, will be returned to the tendering shareholder promptly following the Expiration Date.

TERMS AND CONDITIONS FOR TENDERING SHARES HELD IN THE PLAN

        The remainder of this letter summarizes the terms and conditions applicable to shares held in the Plan and the procedures for completing the enclosed Direction Form. You should also review the more detailed explanation of the Offer provided in the Offer to Purchase and the related Letter of Transmittal, which are enclosed with this letter.

        New York Life Trust Company ("NYLTC") is the trustee and the holder of record of shares held in your Plan account. As the holder of record, only NYLTC can tender the shares held in your Plan account. NYLTC will tender the shares in your Plan account pursuant to your tender instructions. You may submit instructions to tender (i.e., offer to sell) some or all of the shares (excluding fractional shares) currently allocated to your Plan account by following the procedures described herein and completing the enclosed Direction Form. Please carefully follow the instructions outlined here if you want to direct NYLTC to tender some or all of the shares held on your behalf in your Plan account. Failure to follow these instructions properly will make your tender instructions invalid.

        NYLTC will tabulate your tender directions. The tender instructions in your Direction Form, if you choose to participate in the Offer, will be reflected in your Plan account balance. NYLTC will then, in turn, tender shares held in your Plan account as of the date NYLTC receives your Direction Form at the prices specified by you pursuant to your tender instructions. Any additional shares added to your

Plan account after NYLTC receives your Direction Form (e.g. due to Plan contributions) will not be included as part of your tender instructions. If you wish to tender any shares subsequently added to your Plan account, you must submit an additional Direction Form and check the box (at the top of the Direction Form) indicating that the tender instruction is to apply to your remaining balance in the CMC Stock Fund. You may tender all or a percentage of shares remaining in your account in the CMC Stock Fund.

        PLEASE NOTE THAT UNLESS THE OFFER IS EXTENDED, YOU MUST SEND YOUR DIRECTION FORM TO NYLTC BY 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MAY 18, 2005, WHICH DATE IS TWO BUSINESS DAYS PRIOR TO THE EXPIRATION DATE. IF YOU DO NOT COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT BY THIS DATE, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE OFFER AND NO SHARES CREDITED TO YOUR PLAN ACCOUNT WILL BE TENDERED IN THE OFFER.

        You may submit tender instructions by mailing your completed Direction Form to NYLTC. The mailing address is as follows:

New York Life Trust Company
PO BOX 940
Norwood, MA 02062-0940

For overnight delivery, the mailing address is as follows:
New York Life Trust Company
690 Canton Street, Suite 100
Westwood, MA 02090

        PLEASE NOTE THAT ONCE NYLTC RECEIVES YOUR TENDER INSTRUCTIONS, THE ELECTED PERCENTAGE OF YOUR STOCK ACCOUNT THAT YOU HAVE ELECTED TO TENDER WILL BE TRANSFERRED TO A SEPARATE STOCK FUND WITHIN THE PLAN AND WILL BE UNAVAILABLE FOR PLAN TRANSACTIONS. YOU WILL NOT BE ABLE TO WITHDRAW OR BORROW FROM THE PORTION OF YOUR STOCK ACCOUNT THAT YOU HAVE ELECTED TO TENDER, NOR MAY YOU TRANSFER ANY PART OF THIS PORTION OF YOUR STOCK ACCOUNT TO ANOTHER INVESTMENT OPTION.

        ONCE YOU HAVE SUBMITTED TENDER INSTRUCTIONS TO NYLTC, IF YOU WISH TO MAKE ANY PLAN TRANSACTION INVOLVING THE SHARES THAT YOU HAVE ELECTED TO TENDER, YOU MUST FIRST WITHDRAW YOUR TENDER ELECTION BY FOLLOWING THE TENDER WITHDRAWAL INSTRUCTIONS BELOW.

        You may withdraw any tender instructions submitted to NYLTC, as long as you do so prior to 5:00 p.m., New York City time, on Wednesday, May 18, 2005. (For more information on how to withdraw your tender instructions, please see Item 6 below.) If the Offer is extended, the deadline for receipt of your Direction Form will be 5:00 p.m., New York City time, on the second business day prior to the expiration of the Offer, as extended (please see Item 7 below). Your withdrawal rights will also expire at this time if the Offer is extended.

        IF YOU DO NOT WISH TO TENDER ANY OF YOUR SHARES HELD IN YOUR PLAN ACCOUNT, TAKE NO ACTION.

        Cash received from any shares tendered and accepted for payment by the Company will be transferred to the Stable Value Fund within your Plan account until you allocate the cash received from the sale of the shares among the various investment choices under the Plan in accordance with the terms of the Plan. If you choose to tender and the Company purchases all of the shares in your Plan account, your entire balance in the CMC Stock Fund, including your share of the money market portion of the CMC Stock Fund will be transferred to the Stable Value Fund. Any shares tendered by you but not accepted by the Company in the Offer will be transferred back to the CMC Stock Fund from the segregated fund in your Plan account. All transfer activities involved in the Offer will be posted within your account and reported on your next periodic participant statement.

        Because the terms and conditions of the Offer to Purchase and the related Letter of Transmittal will govern the tender of the shares held in your Plan account, you should read these documents carefully. THE LETTER OF TRANSMITTAL, HOWEVER, IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES THAT ARE HELD ON YOUR BEHALF IN YOUR PLAN ACCOUNT. The Letter of Transmittal may only be used to tender shares held outside of the Plan. If you hold shares outside of the Plan and wish to tender those shares as well as shares held in your Plan account, you must comply with the procedures described in the Offer to Purchase and the related Letter of Transmittal for your shares held outside of the Plan, and submit a Direction Form for shares held in your Plan account.

        You may obtain information about the number of shares allocated to your Plan account by accessing Benefits Complete at www.bcomplete.com or calling 1-800-294-3575. PLEASE NOTE THAT THE NUMBER OF SHARES IN YOUR PLAN ACCOUNT MAY CHANGE DURING THE OFFER PERIOD, BECAUSE OF INVESTMENT DIRECTION CHANGES YOU OR OTHER PARTICIPANTS IN THE CMC STOCK FUND MAY MAKE. You may not tender more shares than are held in your Plan account at 5:00 P.M., New York City time, on Wednesday, May 18, 2005, the deadline for returning the Direction Form, unless the Offer is extended, in which case you may not tender more shares than are held in your Plan account on 5:00 p.m. New York City time, on the second business day prior to the expiration of the Offer as extended. If you authorize and direct NYLTC to tender more shares than are held in your Plan account on the applicable deadline, then NYLTC will tender ALL of the shares held in your Plan account.

        If you wish to tender shares from your Plan account, you must specify the following on the Direction Form:

  •
  Whether or not you wish to tender all of the shares held in your Plan account, or just some shares. If you specify that you only wish to tender a certain percentage of your account, then NYLTC will only tender the number of shares that equate to that specified percentage of shares held in your Plan account at the time NYLTC receives your tender instructions;

  •
  Whether you are willing to sell the shares in your Plan account to the Company at the price determined by the Company in the Offer (which may have the effect of lowering the purchase price and could result in your receiving a price per share as low as $27.50); or

  •
  If not, you must specify the price or prices, not greater than $30.50 nor less than $27.50 per share, at which you are willing to sell the shares in your Plan account to the Company under the Offer. Prices may be specified in increments of $0.25. You should take special note of Item 3 below when submitting your tender instructions.

        When considering whether or not to participate in the Offer, it is important that you note the following:

          1.     If NYLTC does not receive your Direction Form by 5:00 p.m., New York City time, on Wednesday, May 18, 2005, two business days before the Expiration Date, then NYLTC will not have sufficient time to process your Direction Form. In such case, NYLTC will not tender any shares held on your behalf in the Plan. If the Offer is extended, the deadline for receipt of your Direction Form will be 5:00 p.m., New York City time, two business days prior to the expiration of the Offer, as extended. Your tender offer withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, May 18, 2005, or such later deadline if the Offer is extended.

          2.     Shares held in your Plan account may be tendered at prices not greater than $30.50 nor less than $27.50 per share, subject to the price-based repurchase limitations of the Plan discussed in 3 below.

          3.     The Plan is prohibited from selling shares to the Company for a price that is less than the prevailing market price. Accordingly, if you elect to tender shares held in your Plan account at a price that is lower than the closing sale price of shares on AMEX on the Expiration Date, the tender price you elect will be deemed to have been increased to the closest tender price that is not less than that closing price. This may result in such shares not being eligible for purchase. Additionally, if the prevailing market price is higher than the highest tender price (i.e., $30.50), your shares will not be eligible for purchase.

          4.     The Company's Board of Directors has approved the Offer. However, neither the Company nor its Board of Directors nor any fiduciary of the Plan is making any recommendation as to whether you should authorize and direct NYLTC to tender, or refrain from tendering, shares held in your Plan account or at what purchase price you should choose to tender these shares. You must review the Offer to Purchase and the related Letter of Transmittal and make your own decision as to these matters.

          5.     Your tender instructions will be held in strict confidence. Individual tender instructions will be disclosed only as necessary to complete the Offer.

          6.     You may increase, decrease or withdraw your election to tender at any time prior to 5:00 p.m. on Wednesday, May 18, 2005. If the Offer is extended, the deadline for receipt of your withdrawal request will be 5:00 p.m., New York City time, two days prior to the expiration of the Offer, as extended. You may revoke your previously submitted Direction Form by sending a written notice of withdrawal to NYLTC. The mailing address is as follows:

New York Life Trust Company
PO BOX 940
Norwood, MA 02062-0940

For overnight delivery, the mailing address is as follows:
New York Life Trust Company
690 Canton Street, Suite 100
Westwood, MA 02090

          The notice of withdrawal must include your name, address and social security number and your instructions to withdraw your previously submitted Direction Form. The notice of withdrawal must be received by NYLTC by the deadline noted above to be valid. The notice of withdrawal will serve to completely withdraw all previously tendered shares from the Offer. If you wish to submit new tender instructions, you may do so by sending NYLTC a new Direction Form. To have your subsequent Direction Form supersede your earlier Direction Form, you must revoke your previously submitted Direction Form by sending the written notice of withdrawal to NYLTC before you resubmit a new Direction Form. You may obtain additional Direction Forms by contacting NYLTC at 1-800-294-3575.

          If the Offer is extended, you will again be able to increase, decrease or withdraw your Direction Form until 5:00 p.m., New York City time, two business days prior to the expiration of the Offer, as extended (e.g., 5:00 p.m., New York City time, on day 8 assuming a 10-day extension).

          NYLTC will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its decisions shall be final and binding.

          7.     If the Offer is extended, the Company will make a public announcement of the extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced expiration date. The Company will make such public announcement in the form of a press release through Business Wire, PR News Wire, Dow Jones News Service or another comparable news service.

          8.     If you want to participate in the Offer and wish to maximize the chance of having the Company accept for purchase all the shares held in your Plan account which you are tendering, you should check the box marked "Shares Tendered at Price Determined Pursuant to the Offer" in the Direction Form and complete the other portions as appropriate. Doing so will result in you receiving a price per share that could be as low as $27.50 or as high as $30.50, subject to the price-based repurchase limitations of the Plan discussed in Item 3 above, and will have the same effect as if you had selected the minimum price of $27.50 per share.

          9.     If you wish to select a specific price at which you will be tendering your shares held in your Plan account, you should select one of the boxes in the section captioned "Price Per Share At Which Shares Are Being Tendered" in the enclosed Direction Form and complete the other portions as appropriate.

          10.   A direction to tender shares is not considered a written election to withdraw any shares from your Plan account or to otherwise receive a distribution from the Plan.

          11.   The CMC Stock Fund under the Plan is a "unitized" stock account consisting of shares of CMC Stock and cash equivalents (i.e., it is not 100% CMC Stock). If you elect to tender all of the shares held in your Plan account, you will not be tendering shares equal in value to the full stated value of your CMC Stock Fund account due to the portion of your account consisting of cash equivalents.

NO FRACTIONAL SHARES

        As a participant in the Plan, you may direct the tender of some or all of the shares held on your behalf in your Plan account; however, you may only direct the tender of whole shares. You may not direct the tender of fractional shares held on your behalf in your Plan account.

CONDITIONAL TENDERS

        Under certain circumstances, the Company may prorate the number of shares purchased in the Offer. A participant in the Plan may tender shares held in his or her Plan account subject to the condition that a specified percentage of his or her shares tendered must be purchased if any shares tendered are purchased from the participant. If you wish to make a conditional tender, you must indicate this in the box captioned "Conditional Tender" in the Direction Form. In that box, you must calculate and appropriately indicate the minimum percentage of vested shares that must be purchased if any are to be purchased. After the Offer expires, if more than 400,000 shares are properly tendered and not withdrawn and the Company must prorate acceptance of and payment for tendered shares, the Company will calculate a preliminary proration percentage based upon all shares properly tendered, conditionally or unconditionally, and not withdrawn. If the effect of this preliminary proration would be to reduce the percentage to be purchased from any participant below the minimum percentage specified by that participant, the conditional tender will automatically be regarded as withdrawn, unless chosen by lot for reinstatement as discussed in Section 9 of the Offer to Purchase.

TAX CONSIDERATIONS

        Participants will not recognize any immediate federal income tax gain or loss as a result of the tender of any shares held by them through the Plan. However, the federal income tax treatment of future distributions from the Plan may be adversely affected by a tender and sale of shares held through the Plan. Specifically, under current federal income tax rules, if you receive a distribution of shares from the Plan and the shares have increased in value while they were held by the Plan, under certain circumstances (e.g., a lump-sum distribution of the employee's balance in the Plan), you may have the option of deferring federal income tax on this increase in value, which is called "net unrealized appreciation," until you sell the shares.

        If the net unrealized appreciation rules of the Internal Revenue Code were to apply when the shares are sold following a distribution to you, any gain up to the amount of the net unrealized appreciation (determined at the time the shares are distributed), is taxed as long-term capital gain. Any part of the gain in excess of such untaxed net unrealized appreciation is either a short-term or long-term capital gain, depending on the length of the employee's holding period before the sale. Tax rates on capital gains may be lower for certain participants than the tax rates on ordinary income (which apply to all other distributions under the Plan). The employee's holding period for shares distributed from the Plan will begin on the date following the date the Plan delivers the stock to the transfer agent with instructions to reissue the stock in the employee's name.

        If shares credited to your Plan account are purchased by the Company in the Offer, you will forego any opportunity to take advantage of the tax benefits resulting from the deferral of tax on the net unrealized appreciation. You are advised to consult with your tax advisor concerning your decision to participate in the Offer.

        This is only a brief summary of certain federal income tax considerations. There may also be state, local, and other tax consequences that you should consider. You are strongly urged to consult with your tax advisor as to the issues described above.

FOR FURTHER INFORMATION

        If you have any questions concerning the tender of shares held in your Plan account, please contact a Participant Services Representative at 1-800-294-3575.

        REMEMBER: EXCEPT AS SET FORTH BELOW, IF YOU DO NOT COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT TO NYLTC BY 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MAY 18, 2005, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE OFFER AND NO SHARES CREDITED TO YOUR PLAN ACCOUNT WILL BE TENDERED IN THE OFFER.

        IF YOU SUBMIT A COMPLETED AND EXECUTED DIRECTION FORM ELECTING TO TENDER THE SHARES HELD IN YOUR ACCOUNT, BUT DO NOT INDICATE THE PERCENTAGE OF SHARES HELD IN YOUR ACCOUNT YOU WISH TO TENDER, YOU WILL BE DEEMED TO HAVE DIRECTED NYLTC TO TENDER ALL OF YOUR SHARES, AND THE TRUSTEE WILL TENDER ALL OF THE SHARES HELD IN YOUR ACCOUNT. IF THE DIRECTION FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED.

        IF YOU DO NOT WISH TO TENDER ANY OF THE SHARES HELD IN YOUR PLAN ACCOUNT, TAKE NO ACTION.

        IF YOU DO NOT RETURN THE DIRECTION FORM IN FULL (I.E., PAGES 8-10), YOUR DIRECTION FORM WILL BE DEEMED INCOMPLETE AND WILL NOT BE ACCEPTED.

(Check one):	☐	This is my primary tender instruction.
	☐	This tender instruction supplements my primary tender instruction and applies only to the remaining balance in my CMC Stock Fund.

DIRECTION FORM

CONTINENTAL MATERIALS CORPORATION
EMPLOYEES PROFIT SHARING RETIREMENT PLAN

OFFER TO PURCHASE COMMON STOCK OF
CONTINENTAL MATERIALS CORPORATION

BEFORE COMPLETING THIS DIRECTION FORM, YOU SHOULD REFER TO THE "LETTER FROM NEW YORK LIFE TRUST COMPANY TO THE PARTICIPANTS IN THE CONTINENTAL MATERIALS CORPORATION EMPLOYEES PROFIT SHARING RETIREMENT PLAN" (THE "LETTER TO PLAN PARTICIPANTS"). IF YOU WISH TO TENDER DIFFERENT GROUPS OF SHARES AT DIFFERENT PRICES, YOU MUST COMPLETE A SEPARATE DIRECTION FORM FOR EACH GROUP OF SHARES WHICH WILL HAVE A DIFFERENT PRICE.

        To New York Life Trust Company ("NYLTC"), the Trustee and the Holder of Record of the Shares of Continental Materials Corporation (the "Company") Common Stock Held in the Continental Materials Corporation Employees Profit Sharing Retirement Plan (the "Plan"):

        I am a participant in the Plan who has shares of the Company's common stock, $0.25 par value per share, in my Plan account. As such, I have received a copy of the Offer to Purchase dated April 22, 2005 (the "Offer to Purchase") and related Letter of Transmittal (the "Letter of Transmittal"), which together as they may be amended or supplemented from time to time constitute the "Offer," relating to the tender offer by the Company to purchase up to 400,000 shares of its common stock at a price not greater than $30.50 nor less than $27.50 per share, without interest. I have also received a copy of the Letter to Plan Participants relating to the Offer by the Company.

        This Direction Form will authorize and direct NYLTC to tender a percentage of shares allocated to my Plan account as indicated below upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

        I understand that the maximum percentage of shares that I can tender in the Offer (unless I own shares outside of the Plan) is equal to 100% of shares that are held in my Plan account as of 5:00 p.m., New York City time, on Wednesday, May 18, 2005.

        I also understand that that Plan is prohibited from selling shares to the Company for a price that is less than the prevailing market price. Accordingly, if I elect to tender shares held in my Plan account at a price that is lower than the closing sale price of shares on the American Stock Exchange on Friday, May 20, 2005, the Expiration Date of the Offer, the tender price I elect will be deemed to have been increased to the closest tender price that is not less than that closing price. This may result in such shares not being eligible for purchase. Additionally, if the prevailing market price is higher than the highest tender price (i.e., $30.50), my shares will not be eligible for purchase.

DIRECTION FORM — CONTINUED

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED

(SEE INSTRUCTION 8 OF THE ATTACHED LETTER TO PLAN PARTICIPANTS)

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

☐    By checking this box, I represent that I want to maximize the chance of having the Company purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box INSTEAD OF ONE OF THE BOXES BELOW, I wish to authorize and direct NYLTC to tender             % of the stock balance in my Plan account (percentage indicated should not exceed 100%) and am willing to accept the purchase price determined by the Company in accordance with the terms of the Offer. I understand this action has the same effect as if I selected the minimum price of $27.50 per share or the maximum price of $30.50 per share.

OR

         SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

        By checking one of the boxes below instead of the box above, "Shares Tendered at Price Determined Pursuant to the Offer," I wish to authorize and direct NYLTC to tender at the price checked             % of the stock balance held in my Plan account (percentage indicated should not exceed 100%). I understand this action could result in none of the shares being purchased if the actual purchase price is less than the price I have checked below. If the purchase price for the shares is equal to or greater than the priced checked, then the shares purchased by the Company will be purchased at the price so determined. If I wish to tender shares at more than one price, I must complete a separate Direction Form for each price at which shares are tendered.

☐ $27.50	☐ $28.25	☐ $29.00	☐ $29.75	☐ $30.50
☐ $27.75	☐ $28.50	☐ $29.25	☐ $30.00
☐ $28.00	☐ $28.75	☐ $29.50	☐ $30.25

DIRECTION FORM — CONTINUED

CONDITIONAL TENDER

        I understand that I may tender shares subject to the condition that a specified minimum percentage of my shares tendered are purchased (as described in Section 9 of the Offer to Purchase). Unless the minimum percentage of shares indicated below is purchased by the Company in the Offer, none of the shares tendered by me will be purchased. I understand that it is my responsibility to calculate the minimum percentage of shares that must be purchased if any are purchased, and the Company urges me to consult my own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐
Minimum percentage of shares that must be purchased, if any are purchased:              % of shares.

        If, because of proration, the minimum percentage of shares designated are not purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, I understand that I must have tendered all of my shares and checked the box below.

☐
The tendered shares represent all shares held in my Plan account.

        Cash received from any shares tendered and accepted for payment by the Company will be deposited into my Plan account in the Stable Value Fund until I allocate the cash received from the sale of the shares among the various investment choices under the Plan in accordance with the terms of the Plan. If I choose to tender and the Company purchases all of the shares in my Plan account, my entire balance in the CMC Stock Fund, including my share of the money market portion of the CMC Stock Fund, will be transferred to the Stable Value Fund. Any shares tendered by me but not accepted by the Company in the Offer will be credited back to my Plan account as shares of common stock in the CMC Stock Fund in my Plan account.

        I understand and declare that if the tender of my shares is accepted, the payment therefore will be full and adequate compensation for these shares.

SIGNATURE

Authorized Signature:

Date:

Name (Please Print):

Address (Including Zip Code):

Phone Number (Including Area Code):

Social Security Number:

        THIS DIRECTION FORM MUST BE COMPLETED AND SIGNED IF YOUR SHARES HELD IN THE PLAN ARE TO BE TENDERED IN THE OFFER. IF YOU DO NOT SIGN THE DIRECTION FORM, IT WILL NOT BE ACCEPTED. PLEASE RETURN THIS DIRECTION FORM AS FOLLOWS:

New York Life Trust Company
PO BOX 940
Norwood, MA 02062-0940

For overnight delivery, the mailing address is as follows:
New York Life Trust Company
690 Canton Street, Suite 100
Westwood, MA 02090

        YOUR DIRECTION FORM MUST BE RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, WEDNESDAY, MAY 18, 2005.

        YOUR TENDER DIRECTIONS WILL BE HELD IN STRICT CONFIDENCE. INDIVIDUAL TENDER DIRECTIONS WILL BE DISCLOSED ONLY AS NECESSARY TO COMPLETE THE OFFER. IF YOU DO NOT WISH TO TENDER YOUR SHARES HELD IN THE PLAN, TAKE NO ACTION.

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PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 8 OF THE ATTACHED LETTER TO PLAN PARTICIPANTS)